ERNST & YOUNG LLP
725 South Figueroa Street
Los Angeles, California 90017
213-977-3200


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Financial Highlights" and "General Information" in Post-Effective Amendment No. 92 under the Securities Act of 1933 and Amendment No. 94 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, No. 33-12213) and related Prospectus and Statement of Additional Information of Professionally Managed Portfolios and to the incorporation by reference therein of our report dated September 30, 1999, with respect to the financial statements and financial highlights of Lighthouse Contrarian Fund, included in the Annual Report for the year ended August 31, 1999, with respect to the financial statements and financial highlights of Lighthouse Contrarian Fund, included in the Annual Report for the year ended August 31, 1999, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

Los Angeles, California
December 2, 1999